                                                                 Exhibit 21

                OPTIONS-FULLY
                -
   USE HIGHER OF YEAR END PRICE OR
   AVERAGE PRICE
   YEAR END PRICE/QTR END                         46.000
   AVERAGE                                        50.000
   PRICE

       USE YEAR END PRICE OF                                         46.000      16301.34
                                                         -
              NO OF                YEAR END       OPTION              NO OF
             SHARES                   PRICE        PRICE             SHARES
       -            -                       -            -
MZ          2900.00                  46.000        13.50              2,049
SN          8333.00                  46.000        12.00              6,159
TW           400.00                  46.000        12.25                293
SN           978.00                  46.000        13.25                696
DD          2500.00                  46.000        13.00              1,793
MZ          1045.00                  46.000        13.00                750
AC           400.00                  46.000        13.00                287
SN          4000.00                  46.000        17.75              2,457
MZ          2000.00                  46.000        17.75              1,228
DD          1000.00                  46.000        17.75                614
AC           100.00                  46.000        17.75                 61
EA          2000.00                  46.000        48.00               (87)


       TOTAL SHARES 4TH QUARTER                                                   467,701    451,598.66

       TOTAL SHARES YEAR-TO-DATE                                                463688.27     447386.93

       NET INCOME 4TH QUARTER                                                    $451,113      $451,113

       NET INCOME YEAR TO DATE, 1998                                           $1,767,392    $1,767,392

       EARNINGS PER SHARE 4TH QUARTER                                              $0.965        $0.999

       EARNINGS PER SHARE, YTD                                                     $3.812        $3.951

                               SUMMIT EQUITIES, INC.


                               (PARENT COMPANY ONLY)
                                 DECEMBER 31, 1998

------------------------------------------------------------------------------------------
ASSETS

CASH                                                                   $10,864.21

                  TOTAL ASSETS                                         $10,864.21
                                                                       ----------

LIABILITIES AND SHAREHOLDERS EQUITY

LIABILITIES

RESERVE FOR FED TAXES                                                  $0.00
RESERVE FOR STATE TAXES                                                $0.00
TOTAL RESERVE FOR TAXES                                                $0.00
                                                                       -----

                  TOTAL LIABILITIES                                    $0.00
                                                                       -----
                                                                       -----
SHAREHOLDERS EQUITY

COMMON STOCK                                                   $   10,000.00
RETAINED EARNINGS                                              $      864.21
PROFIT/LOSS YEAR-TO-DATE                                       $        0.00
                                                               -------------

                                                               $   10,864.21

                  TOTAL SHAREHOLDERS EQUITY                    $   10,864.21

                  TOTAL LIABILITIES &
                  SHAREHOLDERS EQUITY                          $   10,864.21
                                                               -------------
                                                               -------------


                              SUMMIT EQUITIES, INC.
--------------------------------------------------------------------------------

                              (PARENT COMPANY ONLY)

INCOME

INTEREST INCOME - MMA & TCD                                   $0.00
INTEREST INCOME - LOANS                                       $0.00
OTHER INCOME                                                  $0.00
                                                              -----

                  TOTAL INCOME                                                 $0.00

EXPENSE

BUILDING DEPRECIATION                                         $0.00
ANNUAL REPORT & MEETING EXPENSE                               $0.00
MISCELLANEOUS EXPENSE                                         $0.00
LEGAL                                                         $0.00
PROPERTY/TAXES                                                $0.00
                                                              -----


                  TOTAL EXPENSES                              $0.00
                                                              -----
                                                              -----
                  INCOME BEFORE TAXES &
                  EARNINGS OF SUBSIDIARY                      $0.00
                                                              -----
PROVISION FOR TAXES

  FEDERAL INCOME TAX PROVISION                                $0.00
  STATE INCOME TAX PROVISION                                  $0.00
                      TOTAL TAX PROVISION                     $0.00
                                                              -----
                                                              -----
                  NET INCOME                                  $0.00
                                                              -----